UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/25/2008

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 300, Wayne, Pennsylvania 19807
(Address of principal executive offices, including zip code)

610-975-9533
(Registrant’s telephone number, including area code)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On November 26, 2008 Encorium Group, Inc. ("Encorium") issued a press release announcing Encorium's results of operations for its third fiscal quarter ended September 30, 2008.

A copy of Encorium's press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including the exhibit hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06.    Material Impairments

Due to changes in key personnel, adverse market conditions and a significant decrease in the Company's market capital during the third quarter of 2008, the Company performed interim goodwill impairment testing in accordance with Financial Accounting Standard's Board's Statement No. 142, "Goodwill and Other Intangible Assets." In performing this analysis the Company made an assessment of Remedium's fair value as of September 30, 2008 to determine whether the amount of goodwill and the identifiable intangibles acquired in connection with the acquisition of Remedium were impaired. The test for impairment involves a two step process. The first step of impairment testing involves a comparison of the fair value of the reporting unit, in this case Remedium, with its aggregate carrying values, including goodwill and identifiable intangible assets. We determined the fair value of Remedium using a combination of the income approach methodology of valuation, which includes the discounted cash flow method, and the relative market value approach methodology. The relative market value approach methodology includes the comparison of revenue and income multiples of comparable companies within the industry that the Company operates. If the carrying amount of Remedium exceeds its fair value, we perform the second step of the impairment test to determine the amount of the impairment loss. The second step of the impairment test involves comparing the implied fair value of Remedium's goodwill and identifiable intangibles with the respective carrying values.   As of September 30, 2008, management was able to complete the first step of the impairment testing, and has determined that the amount of goodwill acquired in connection with the acquisition of Remedium was impaired, necessitating a non-cash impairment charge of $1.86 million in the third quarter of 2008 and reducing the carrying value of goodwill. Management expects to complete the second step of the impairment analysis in the fourth quarter of 2008, and, if required, adjust the balances of goodwill and intangibles accordingly. Management reviewed and approved this charge on November 25, 2008.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1 - Press release dated November 26, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: November 26, 2008	By:	/s/ Philip L. Calamia
Philip L. Calamia
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated November 26, 2008